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                                ESCROW AGREEMENT

      ESCROW AGREEMENT, dated as of [-], between American Equity Investment Life Holding Company (the "Company"), First Union Trust Company, National Association, as trustee under the Indenture (as hereinafter defined) (the "Trustee") and [-], as escrow agent (the "Escrow Agent").

                               W I T N E S S E T H

      WHEREAS, the Company has authorized the issuance of up to [-] aggregate principal amount of its [-]% Junior Subordinated Debentures (the "Debentures") pursuant to an Indenture, dated as of [-], between the Company and the Trustee (the "Indenture");

      WHEREAS, American Equity Capital Trust III (the "Trust"), a subsidiary of the Company, has authorized the issuance of up to [-] of its [-]% Trust Preferred Securities (with a liquidation amount of $25 per preferred security) (the "Trust Preferred Securities");

      WHEREAS, the Trust proposes to use the proceeds of the sale of Trust Preferred Securities to purchase [-] aggregate principal amount of the Debentures;

      WHEREAS, the Trust has sold the Trust Preferred Securities in an underwritten public offering (the "Offering") pursuant to a Registration Statement on Form S-1 (Registration No. 33-[-]) filed with the Securities and Exchange Commission on [-] (the "Registration Statement"), a copy of which is attached as Exhibit A hereto; and

      WHEREAS, the Registration Statement provides that the Company shall enter into an escrow agreement with an escrow agent pursuant to which the Company shall deliver zero coupon securities (the "Zero Coupon Securities") issued by the United States government and certain of its agencies and instrumentalities which mature on or before [-], the maturity date of the Debentures (the "Maturity Date"), to the escrow agent who shall (i) deposit the Zero Coupon Securities into an escrow account and (ii) upon any failure by the Company to pay any amount due on the Debentures at the Maturity Date, sell all or a portion of the Zero Coupon Securities and use the net proceeds therefrom to pay all or a portion of the amounts then due on the Debentures.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the parties hereto agree as follows:

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Section 1.  DEPOSIT OF ESCROW AMOUNT.

            (a) Within three business days of the execution and delivery of this Agreement, the Company shall deliver the Zero Coupon Securities to the Escrow Agent.

            (b) The Escrow Agent shall hold the Zero Coupon Securities in escrow on behalf of the Company (the "Escrow Account") upon the terms and subject to the conditions set forth in this Agreement. All proceeds from the retirement at maturity or prior sale of the Zero Coupon Securities and all interest and all other income earned thereon (the "Proceeds") shall be added to the Escrow Account and held and disposed of by the Escrow Agent pursuant to the terms of this Agreement. The Zero Coupon Securities and the Proceeds shall hereinafter be referred to as the "Escrow Fund."

Section 2.  RELEASE OF THE ESCROW FUND.

            (a) The Trustee shall give the Escrow Agent written notice of its failure to pay any amounts due on the Debentures (the "Escrow Notice") at the Maturity Date no more than ten (10) business days after the occurrence of such failure. The Escrow Notice shall specify (i) the amount the Company has failed to pay on the Debentures (the "Shortfall Amount") and (ii) the name of the paying agent under the Indenture and the place at which the Escrow Fund, or portion thereof, shall be released. The Trustee shall also include in the Escrow Notice instructions to the Escrow Agent to sell all or a portion of the Zero Coupon Securities, if necessary, in order to pay the Shortfall Amount to the holders of the Debentures. The Escrow Agent shall sell the Zero Coupon Securities in accordance with the instructions contained in the Escrow Notice and shall release the Shortfall Amount to the paying agent under the Indenture at the time and place specified in such notice.

            (b) Notwithstanding anything expressed or implied to the contrary in this Agreement, the Escrow Agent shall promptly deliver or pay to the Company upon the earlier to occur of (i) satisfaction of all amounts due on the Debentures under the Indenture and (ii) termination of this Agreement by a written instrument signed by the Company and the Escrow Agent any Zero Coupon Securities and Proceeds that remain in the Escrow Fund.

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Section 3.  RIGHTS AND DUTIES OF ESCROW AGENT.

            (a) The Escrow Agent shall receive from the Company reasonable compensation for its services hereunder, including reimbursement of all reasonable expenses and disbursements incurred or made by the Escrow Agent in performance of its duties hereunder, including the reasonable fees and disbursements of its counsel.

            (b) The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to the Company, such resignation to take effect upon the earlier of (i) the appointment of a successor escrow agent by the Company or (ii) 30 days after the giving of such notice (provided that, prior to the expiration of such 30-day period, the resigning Escrow Agent shall have deposited the Escrow Fund with a successor escrow agent appointed by a court of competent jurisdiction). The Escrow Agent may be dismissed by the Company with or without cause; provided that a successor escrow agent shall be appointed by the Company prior to the date on which the dismissal of the Escrow Agent becomes effective.

            (c) The Escrow Agent undertakes to perform only such duties as are specifically set forth herein and shall have no implied duties, nor shall the permissive right or power to take any action be construed as a duty to take such action under any circumstances. The Escrow Agent may conclusively rely and shall be protected in acting or refraining from acting on any written notice, instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so. The Escrow Agent shall have no responsibility for the contents of any writing contemplated herein and may reasonably rely without any liability upon the contents thereof. Notwithstanding anything to the contrary contained in this Agreement, where any action is specified to be taken by the Escrow Agent upon delivery by the Company of a notice, certificate or instructions to the Escrow Agent, the Escrow Agent shall not be deemed to have notice of or be obligated to take any action with respect to any default or other fact or event until the Company has acted by delivering a certificate, notice or instructions to the Escrow Agent (none of which shall be binding upon the Escrow Agent unless in writing) as to the specific default, fact or event and the action to be taken hereunder and indicating in writing that a copy of such certificate, notice or instructions has been delivered to the other party. The Company acknowledges that the Escrow Agent is bound only by the terms of this Agreement and that the Escrow Agent shall not be required to use its discretion with respect to any matter that is the subject of this Agreement or with respect to instructions received under this Agreement. The Escrow Agent may execute any of its duties under this Agreement by or through agents or receivers.

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            (d)  The Escrow Agent shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, nor for any action taken or omitted to be taken by it in good faith and in accordance with advice of counsel (which counsel may be of the Escrow Agent's own choosing), and shall not be liable for any mistakes of fact or error of judgment or for any acts or omissions of any kind unless caused by its own willful misconduct, bad faith or gross negligence.

            (e) The Escrow Agent shall not be obligated to risk its own funds in the administration of the Escrow Fund and shall have a lien against any funds, securities or other property in its possession or control and shall have a lien against the Escrow Fund for its fees, expenses and advances. The Escrow Agent need not take any action under this Agreement which may involve it in any expense or liability until indemnified to its reasonable satisfaction for any expense or liability it reasonably believes it may incur.

            (f) Unless specifically required by this Agreement, the Escrow Agent shall not be required to give any bond or surety or report to any court despite any statute, custom or rule to the contrary.

Section 3.  MISCELLANEOUS.

            (a) Nothing in this Agreement shall constitute a payment, redemption or discharge by the Company of the issued and outstanding Debentures. The Zero Coupon Securities and the Proceeds shall constitute the property of the Company for all purposes. The Company shall report, for all tax purposes, all income, gain, loss, deduction and expense arising in connection with the Escrow Fund in the same manner and at the same time as would have been the case if the Escrow Account had not been created and the Company had directly held the Zero Coupon Securities and the Proceeds.

            (b) This Agreement shall be construed and the rights and duties of the parties determined in accordance with the laws of the State of Iowa, without giving effect to the principles of conflicts of laws thereof.

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            (c)  It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession and/or disposition of the Escrow Fund, or should any claim be made upon the Escrow Fund by a third party, the Escrow Agent, upon receipt of written notice of such dispute or claim by the Company or by a third party, is authorized and directed to retain in its possession without liability to anyone, all or any of the Escrow Fund until such dispute shall have been settled either by the mutual agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of any appeal of such order, decree or judgment having expired; provided that the Company shall promptly give the Escrow Agent written notice of its receipt of such dispute or claim. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Fund. In the event the Escrow Agent becomes involved in litigation arising out of or in connection with this Agreement, the Escrow Agent is hereby authorized to deposit with the clerk of the court in which such litigation is pending any or all of the Escrow Fund, less its fees, expenses and advances, and shall then stand fully relieved and discharged of any further duties hereunder. Also, in the event the Escrow Agent is threatened with litigation arising out of or in connection with this Agreement, it is authorized to implead all interested parties in any court of competent jurisdiction and to deposit with the clerk of such court the Escrow Fund, less its fees, expenses and advances, and shall then stand fully relieved and discharged of any duties hereunder.

            (d) The Company agrees to indemnify and hold harmless the Escrow Agent from and against any loss, liability or expense reasonably incurred, without negligence or bad faith on its part, arising out of or in connection with this Agreement, including the expense of defending itself against any claim or liability in the premises. This indemnity agreement shall survive the termination of this Agreement.

            (e) This Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

            (f) The parties acknowledge and agree that each holder of the Debentures and each holder of the Trust Preferred Securities, in purchasing or otherwise acquiring such Debentures or Trust Preferred Securities, as applicable, is a third-party beneficiary of the parties' performance hereunder.

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            (g)  This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executors, successors and assigns.

            (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

            (i) Section headings contained in this Agreement have been inserted for reference purposes only, and shall not be construed as part of this Agreement.

            (j) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (unless otherwise specifically provided for herein if so given) by personal delivery, cable, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

            NOTICES TO THE COMPANY:

            American Equity Investment Life Holding Company
            5000 Westown Parkway, Suite 440
            West Des Moines, Iowa 50266
            Attention: Chief Financial Officer

            NOTICES TO TRUSTEE
            First Union Trust Company,
            National Association
            One Rodney Square
            920 King Street
            Suite 102
            Wilmington, Delaware 19801
            Attention: Corporate Trust Department

            NOTICES TO ESCROW AGENT:
            [-]
            Attention: Corporate Trust Department

or to such other person or address as any party may have furnished to the others in writing in accordance herewith; provided, however, that notice of change of address shall be effective only upon receipt.

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            (k)  This Agreement shall continue in force until the earlier to occur of (i) the distribution of the entire Escrow Fund pursuant to the terms hereof or (ii) the termination of this Agreement by a written instrument signed by the Company, the Trustee and the Escrow Agent.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first written above.

                                                AMERICAN EQUITY INVESTMENT LIFE
                                                HOLDING COMPANY


                                                By:
                                                   -----------------------------
                                                   Title:


                                                FIRST UNION TRUST COMPANY,
                                                NATIONAL ASSOCIATION


                                                By:
                                                   -----------------------------
                                                   Title:


                                                [ESCROW AGENT]


                                                By:
                                                   -----------------------------
                                                   Title:

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